Ingersoll-Rand’s Existing vs. Anticipated Organizational Structure
(not all entities are depicted)
Current Organizational Structure Anticipated Organizational Structure
(Following Incorporation in Ireland)*
Ingersoll-Rand
Company Limited
(Bermuda)
Ingersoll-Rand
Global Holding
Company Limited
(Bermuda)
Non-Global
Holding
Subsidiaries
Ingersoll-Rand
Company
(New Jersey)
Other Global
Holding
Subsidiaries
Ingersoll-Rand plc
(Ireland)
Ingersoll-Rand
Company Limited
(Bermuda)
Ingersoll-Rand
Global Holding
Company Limited
(Bermuda)
Non-Global
Holding
Subsidiaries
Ingersoll-Rand
Company
(New Jersey)
Other Global
Holding
Subsidiaries
Ingersoll-Rand International
Holding Limited
(Bermuda)
Holding Companies
Comments:
The new holding companies are in italics (and in orange boxes)
Ingersoll-Rand plc (Ireland) and Ingersoll-Rand International Holding Limited
(Bermuda) are each anticipated to be added as a Guarantor of all credit facilities and public notes, except Trane’s
Besides the additional guarantees noted above, there are no anticipated changes in debt issued by:
Ingersoll-Rand Global Holding Company Limited (Bermuda)
Ingersoll-Rand Company (New Jersey)
Other Global Holding Subsidiaries (Trane)
4.75% Notes due May, 2015 are anticipated to move from Ingersoll-Rand
Company Limited (Bermuda) to Ingersoll-Rand International Holding Limited
(Bermuda)
Anticipated to be guaranteed by Ingersoll-Rand plc (Ireland),
Ingersoll-Rand Company (New Jersey) and Ingersoll-Rand Company
Limited (Bermuda)
* Subject to shareholder and court approvals.  Incorporation in Ireland expected to be completed by mid 2009.
Exhibit 99.1